Exhibit 31.1

PRESIDENT’S CERTIFICATION

I, Michael R. Burwell, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Redwood Mortgage Investors IX, LLC, a Delaware Limited Liability Company (the “Registrant”); and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Michael R. Burwell
___________________________
Michael R. Burwell, President,
Redwood Mortgage Corp.,
Manager of Redwood Mortgage Investors IX, LLC
April 27, 2012